As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-288538

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________

Datavault AI Inc.
(Exact name of registrant as specified in its charter)
__________________________________________

Delaware	30-1135279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Commerce Square,

2005 Market Street, Suite 2400,

Philadelphia, PA 19103

(408) 627-4716
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________________________

Nathaniel Bradley
Chief Executive Officer
Datavault AI Inc.
One Commerce Square,

2005 Market Street, Suite 2400,

Philadelphia, PA 19103
(408) 627-4716
(Name, address including zip code, and telephone number, including area code, of agent for service)
__________________________________________

With copies to:

Jeffrey T. Hartlin, Esq. Elizabeth Razzano, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1800

__________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-288538

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (this “Rule 462(b) Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Rule 462(b) Registration Statement relates to the registration statement on Form S-3 (File Number 333-288538), as amended (the “Prior Registration Statement”), which was initially filed on July 7, 2025 and declared effective by the Commission on July 9, 2025, and is being filed for the purpose of registering an additional amount of securities that does not exceed 20% of the maximum aggregate offering price of the remaining amount of securities available to be sold under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Rule 462(b) Registration Statement in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this 462(b) Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of BG Advisors CPA LTD.

23.3*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1†	Power of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
†	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-288538), as amended, initially filed with the Commission on July 7, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on February 26, 2026.

DATAVAULT AI INC.

By:	/s/ Brett Moyer
Brett Moyer
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathaniel Bradley	Chief Executive Officer and Director	February 26, 2026
Nathaniel Bradley	(Principal Executive Officer)

/s/ Brett Moyer	Chief Financial Officer and Director	February 26, 2026
Brett Moyer	(Principal Financial Officer)

/s/ Stanley Mbugua	Vice President of Finance and Chief Accounting Officer	February 26, 2026
Stanley Mbugua	(Principal Accounting Officer)

*	Director	February 26, 2026
Kimberly Briskey

*	Director	February 26, 2026
Dr. Jeffrey M. Gilbert

*	Director	February 26, 2026
David Howitt

*	Director	February 26, 2026
Helge Kristensen

*	Director	February 26, 2026
Sriram Peruvemba

*	Director	February 26, 2026
Robert Tobias

*	Director	February 26, 2026
Wendy Wilson

*By:	/s/ Brett Moyer
Brett Moyer
Attorney-in-Fact